DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Articles of Incorporation
(PURSUANT TO NRS 78)

Entity # E0425132005-7
Document Number: 20050263988-13
Date Filed: 7/5/2005 2:45:03 PM
In the office of
Dean Heller
Secretary of State

Important: Read attached instructions before completing form. ABOVE SP

| | |
|---|---|
| 1. Name of Corporation: | Southfield Energy Corporation |
| 2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served) | Business Filings Incorporated<br>Name<br>6100 Neil Road Suite 500 (Street Address), Reno (City), NEVADA, 89511 (Zip Code)<br>Optional Mailing Address: City, State, Zip Code |
| 3. Shares: (number of shares corporation authorized to issue) | Number of shares with par value: fifty million (50,000,000) Par value: $ ($0.001) Number of shares without par value: |
| 4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees) | 1. Jonathan Gilchrist<br>Name<br>1240 Blalock Rd., Ste. 150 (Street Address), Houston (City), Texas (State), 77055 (Zip Code)<br>2. Name<br>Street Address, City, State, Zip Code<br>3. Name<br>Street Address, City, State, Zip Code |
| 5. Purpose: (optional-see instructions) | The purpose of this Corporation shall be: to pursue, develop and produce energy resources |
| 6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator) | Business Filings Incorporated, Mark Schiff, AVP (Name) [Signature]<br>8025 Excelsior Drive, Suite 200 (Address), Madison (City), WI (State), 53717 (Zip Code) |
| 7. Certificate of Acceptance of Appointment of Resident Agent: | I hereby accept appointment as Resident Agent for the above named corporation.<br>[Signature] Authorized Signature of R.A. or On Behalf of R.A. Company<br>July 5, 2005 Date |

This form must be accompanied by appropriate fees. See attached fee schedule.

SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SOUTHFIELD ENERGY CORPORATION**, did on July 5, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 6, 2005.

DEAN HELLER
Secretary of State

By

Certification Clerk

*DEAN HELLER*
*Secretary of State*

*RENEE L. PARKER*
*Chief Deputy*
*Secretary of State*

*PAMELA RUCKEL*
*Deputy Secretary*
*for Southern Nevada*

**STATE OF NEVADA**

OFFICE OF THE
SECRETARY OF STATE

*CHARLES E. MOORE*
*Securities Administrator*

*SCOTT W. ANDERSON*
*Deputy Secretary*
*for Commercial Recordings*

*ELLICK HSU*
*Deputy Secretary*
*for Elections*

## Filing Acknowledgement

July 5, 2005

**Job Number**
C20050706-0248

**Corporation Number**
E0425132005-7

**Filing Description**
Articles of Incorporation

**Document Filing Number**
20050263988-13

**Date/Time of Filing**
July 5, 2005 02:45:03 PM

**Corporation Name**
SOUTHFIELD ENERGY CORPORATION

**Resident Agent**
BUSINESS FILINGS INCORPORATED

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138